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                                                                   Exhibit 10.31

                AMENDMENT NO. 4 TO LEASE DATED DECEMBER 1, 1977
                                BY AND BETWEEN
                              K&E LAM) & LEASING
                                AND KEVCO, INC.

     This Amendment No. 4 to a Lease (the "Lease") made and entered into as of December 1, 1977, by and between K&E LAND & LEASING ("Lessor") and KEVCO , INC., a Texas corporation ("Lessee") is made and entered into as of the 26th day of October, 1993, but effective November 1, 1993 (the "Effective Date");

                                  WITNESSETH:

     WHEREAS, Lessor and Lessee desire to amend the Lease as hereinafter provided;

     NOW, THEREFORE, IN CONSIDERATION of the premises and the covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, -the parties hereto do hereby agree as follows:

     1. Paragraph 2 of the Lease entitled "Term" is hereby amended by substituting the date November 30, 2003, for the date March 31,1998.

     2. Paragraph 3 of the Lease entitled "Rental" is hereby amended in its entirety to hereafter read as follows:

          "3. Rental. Lessee absolutely and unconditionally agrees and promises to pay to Lessor for and during the remaining term of the Lease as rental for the Demised Premises the aggregate sum of $1,281,000, payable in equal monthly installments of $10,675 each, subject to increase as hereinafter provided and payable in advance and without demand on the first day of each calendar month therein throughout the stated term of this Lease and any renewals or extensions thereof except as otherwise provided in Paragraph 14 hereof. Payment of such rental shal1 be made in immediately available funds at such place or places as Lessor may from time to time designate. The monthly rental provided for herein to be paid by Lessee to Lessor shall be without any right of offset, credit, deduction, diminution or other reduction whatsoever. If any payment of rental provided for is not received by Lessor when due , or in the event Lessee fails to timely pay any other amounts it is required to pay under any other provisions of this Lease, or if Lessee fails to timely discharge any of its obligations as set forth in this Lease and Lessor discharges such obligations for and on behalf of Lessee and for the benefit of Lessee (Lessor having no obligation to discharge such obligations), such amount or amounts shall bear interest at the rate of 10 percent per annum,

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     or the Maximum Rate per annum, whichever is less, from the date on which such amount was due until paid or from the date on which such obligation was discharged by Lessor. Neither the payment nor acceptance of such interest shall constitute a waiver by Lessor of any default to which such interest payment relates. All such payments and interest shall be due and payable immediately upon demand. As used herein, the term "Maximum Rate" means the maximum lawful, non-usurious rate of interest allowable under applicable law, including, but without limitation, the maximum rate permissible under Art. 5069-1.04 VATS.

          "Lessor aclmowledges the payment of rental by Lessee pursuant to the Lease through October 3l, 1993. Lessor also acknowledges receipt from Lessee of the sum of $5415.00, representing payment in advance for the last month's rental of the Demised Premises under this Lease.

          "In addition to the monthly rental provided for herein, Lessee shall also pay such other charges and assessments relating to the Demised Premises as is elsewhere provided for to be paid by Lessee under other provisions of this Lease.

          "Lessor and Lessee agree that Lessor shall have the right exercisable at any time prior to any anniversary date of this Lease, to increase the monthly rental to be paid to Lessor by Lessee in an amount not to exceed 35 percent of the monthly rental paid by Lessee to Lessor during the immediately preceding twelve (12) month period. Lessor shall only have the right to increase once every twelve (12) months the monthly rental to be paid by Lessee to Lessor. Any increase shall be effective as of the next anniversary date of the Lease following Lessor's exercise of its right to increase the monthly rental. Any increase shall be in relation to the then rental being paid in Ell:hart County, Indiana, or its environs for property similar to that of the Demised Premises. Lessor's right to increase the monthly rental shall not be cumulative so that Lessor's failure to increase the monthly rental in any twelve (12) month period shall not give rise to a rental increase greater than 35 percent in any subsequent twelve (12) month period.

     3. Paragraph 10 of the Lease entitled "Termination" is hereby amended in its entirety to hereafter read as follows:

          "10. Termination. This Lease may be terminated by Lessor prior to the expiration of its term as set forth in Paragraph 2 hereon on ten (10) days' written notice delivered or mailed to Lessee at its address as set forth below


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               "(a) Lessee fails to pay the rental charges for more than five
     (5) days after receipt of written notice from Lessor that a payment is past due; or

               "(b) Lessee breaches, defaults, nonperforms, nonfulfills or nonobserves any representations, covenants, agreements, obligations or undertakings of Lessee made by Lessee or anyone on its behalf in or pursuant to this Lease and as to a financial default, more than five (5) days elapses without same being remedied or alleviated after receipt of written notice with respect to the nature of such breach, default, nonperformance, nonfulfillment or nonobservance, or with respect to a non-financial default, more than thirty (30) days expires without same being remedied or alleviated after receipt of written notice from Lessor stating the nature of such breach, default, nonperformance, nonfulfillment or nonobservance; provided, however, that if such breach, default, nonperformance, nonfulfillment or nonobservance cannot be reasonably remedied or alleviated within said thirty (30) day period, no Event of Default shall occur or exist if Lessor commences to remedy same within said thirty (30) day period and thereafter diligently pursues the same to completion;

               "(c) Lessee makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or is adjudicated a bankrupt or insolvent; or Lessee files a petition or application seeking the appointment of a receiver, trustee, or liquidator for itself or for all or any substantial part of its assets and properties, or commences any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, debtor relief, dissolution, liquidation or similar proceedings relating to itself under the laws of any jurisdiction, whether now or hereafter in effect, or any such petition or application is filed or any such proceedings are commenced by any third party or parties again St Lessee, and Lessee by any act (whether by petition, application, answer, consent or otherwise) indicates its approval thereof, consent thereto or acquiescence therein; or an order is entered appointing any such receiver, trustee or liquidator, or granting or approving any such petition or application, and such order remains in effect for more than thirty (30) days; or

               "(d) Lessee forfeits its right to do business , or ceases to conduct its business in the ordinary course; or

               "(e) Lessee discontinues operations, abandons the Demised Premises or permits the Demised Premises to be subjected to unreasonable hazards or risks; or


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               "(f)  Any final judgment is entered against Lessee for the payment of money in an amount exceeding $50,000 which is not covered by insurance; or any judgment, writ of attachment or execution or similar process is issued or levied against any substantial part of Lessee's assets and properties and is not released, vacated or fully bonded within thirty
     (30) days after its issuance or levy; or

               "(g) Lessee merges or consolidates with or into any other corporation or other legal entity, sells, leases, exchanges or otherwise disposes of all or any substantial part of its assets or properties, other than a corporation or legal entity that is an affiliate of Lessee; or

               "(h) An "Event of Default" occurs or is continuing under that certain Loan Agreement of even date herewith entered into by and between First Interstate Bank of Texas, N.A., and Lessee; or

               "(i) An "Event of Default" occurs or is continuing under and pursuant to any of the agreements entered into by and among Lessee, Gerald
     E. Kimmel ("Kimmel") and Billy T. Everett ("Everett") relating to the sale by Everett and the purchase by Lessee and Kimmel of all of the issued and outstanding shares of common stock owned by Everett.

     "Should any of the foregoing occur, Lessor may, with free right of entry and without demand, and without further notice to Lessee, thereupon re-enter and resume possession of the Demised Premises and remove Lessee and Lessee's property and all other persons and property therefrom using such force as may be necessary without being guilty of any manner of trespass or forcible entry or detainer or any other violation of law. At Lessor's option, Lessor may either terminate this Lease by notifying Lessee of its intention to terminate this Lease or, without terminating it as provided herein, lease the Demised Premises for the account of Lessee for the remainder of the term hereof or for such term or terms as Lessor shall see fit. Should Lessor elect to lease the Demised Premises for the account of Lessee (although Lessor shall have no obligation to do so and shall never be liable for failure to do so), Lessee shall pay Lessor on demand for costs of renovating, repairing and altering the Demised Premises for a new tenant or tenants and also pay Lessor each month of Lessee's unexpired term the sum of (i) the monthly rental heretofore agreed to be paid hereunder, and (ii) all other costs and expenses incurred by Lessor which but for an Event of Default would have been paid for or performed by Lessee, less such part, if any thereof, Lessor shall have been able to collect from a new tenant or tenants, it being specifically agreed and understood that Lessor is and shall be entitled to

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     future rentals under this Lease and that all attempts to relet the Demised
     Premises shall be on account of and for the benefit of Lessee. Should an Event of Default occur as aforesaid, Lessor may, on the other hand should it so desire, without reentenng or resuming possession of the Demised Premises and without terminating this Lease, enforce by all proper and legal suits and other means its rights hereunder, including the collection of rent for the unexpired term of this Lease as hereinabove provided. Should it be necessary for Lessor to take any legal action hereunder, Lessee shall pay Lessor all reasonable and necessary attorneys' fees and expenses so incurred. All rights and remedies of Lessor under this Lease shall be cumulative and none shall be exclusive of any other and especially no remedy for the recovery of rent in arrears , accrued rents, or to require performance of any covenants or agreement of Lessee for the unexpired term of this Lease shall be affected by any remedy herein provided for. It is expressly agreed and understood that Lessor shall have a contractual lien upon all goods or personal property of any kind or description whatsoever (and the proceeds and products thereof and therefrom) belonging to Lessee which are placed in or become a part of, or are used in connection with, the Demised Premises as security for rent due and to become due for the remainder of the Lease term as well as security for the performance of Lessee's other liabilities, duties and obligations as set forth herein, which lien shall not be in lieu of or in any way affect any other lien which Lessor has or may have under law, but shall be cumulative thereto; and Lessee hereby grants Lessor a security intcrest and lien in all such goods or personal property (and the proceeds and products thereof and therefrom) placed in or upon, or used in connection with, the Demised Premises for such purposes. The security interest and lien hereby granted shall not prevent the sale by Lessee of any of its inventory in the ordinary course of its business, free of such security interest and lien except with respect to the proceeds and products of such sale. Upon the request of Lessor, Lessee shall sign any financing statements or other instruments or documents requested by Lessor in order to perfect any security interest or other liens granted to Lessor hereunder. Alternatively, this Lease may serve as a financing statement in order to perfect any security interest or other liens granted to Lessor hereunder. All rights, remedies and privileges of Lessor with respect to such goods or other personal property (and the proceeds and products thereof), including any rights of sale, shall be governed by the Uniform Commercial Code of Texas. Lessee hereby norninates and appoints Lessor as its attorney-in-fact and agent, with full power of substitution, to sign all financing statements, security agreements and other collateral documents, as well as to file same, in the event Lessee fails or refuses to take any such action after being given an opportunity to do so by Lessor. In the event Lessor elects to exercise any of its rights or remedies with respect to the goods or other


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     personal property (and the proceeds and products thereof), Lessor, without liability for loss thereof, after giving Lessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, may sell such goods or other personal property for cash or on credit and for such price and on such other terms and conditions as Lessor deems best, with or without having the property present at any such sale. The proceeds of any such sale shall be applied first to the necessary and proper expenses of removal, storing and selling such property, as well as with respect to the repair of such property, then to the payment of all sums due or to become due to Lessor under or pursuant to this Lease, with the balance, if any, to be paid to Lessee."

     4. The Lease is hereby amended by adding a new Paragraph 17 thereto, entitled "Imputation of Knowledge":

          "17. Imputation of Knowledge. The parties hereto acknowledge that
               -----------------------
     Gerald E. Kimmel ("Kimmel") is a representative of, and has a financial interest in, Lessor and Lessee, and as a consequence thereof, the parties hereto agree that neither party may impute to the other any knowledge that Kimmel shall have or obtain as a representative of either Lessor or Lessee or assert any claim as a result of such knowledge or raise as a defense such knowledge."

     5. In all other respects, the Lease as heretofore amended and as herein amended shall remain in full force and effect and unimpaired.

     IN WIENESS WHEREOF, this Amendment No. 4 to the Lease is made and entered into as of the day and year first above written but effective the Effective Date.

                                     LESSOR:
                                             K&E LAND & LEASING
                                             BY: /s/ Jerry E. Kimmel
                                                 --------------------
                                                 Its Partner

                                     LESSEE:
                                             KEVCO, INC.
                                             By: /s/ Jerry E. Kimmel
                                                 --------------------
                                                 Its Pres.